UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION

(Name of registrant in its charter)

Nevada	0-6428	88-0105586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3555 Pierce Road Saginaw, Michigan 48604
(Address of principal executive offices)

Registrant's telephone number:  (989) 799-8720

4215 Fashion Square Blvd.
Suite 3
Saginaw, Michigan  48603
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]          Written communications pursuant to Rule 425 under the Securities Act

[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2012, ASI Capital Corporation (“ASI”), a wholly owned subsidiary of Robertson Global Health Solutions Corporation (the “Registrant”) issued a Promissory Note (the “Note”) to Beltway One Development Group LLC (“Beltway One”) in connection with a Lease Termination Agreement.  The Note is in the amount of $25,967.  The Note matures on February 1, 2013, with monthly payments of $2,164 with no interest accruing. The Note includes a default interest rate of 12% per annum.

Item 1.02 Termination of a Material Definitive Agreement

Robertson Global Health Solutions Corporation (the “Registrant”) and ASI Capital Corporation (“ASI”), a wholly owned subsidiary of the Registrant entered into a Standard Multi-Tenant Office Lease with Beltway One Development Group LLC (“Beltway One”) dated November 28, 2007, as Amended (the “Lease”).  Effective March 26, 2012, the parties agreed to terminate the Lease.

The Lease provided for monthly lease payments, net of agreed upon rent concessions, of $7,494.  The Lease expiration date is March 31, 2012.  As of the Lease termination date, ASI was in default in the amount of $25,967 for past due lease payments.

The Lease Termination Agreement provides that ASI will issue a Promissory Note to Beltway One in the amount $25,967, which allows for 11 monthly payments of $2,164, and a final payment of $2,163.  The Registrant has guaranteed in full the payment of the entire payment amount of $25,967.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           The following exhibits are included with this Current Report on Form 8-K.

Exhibit 10.1	Promissory Note delivered to Beltway One Development Group LLC dated March 27, 2012
Exhibit 10.2	Lease Termination Agreement between ASI Capital Corporation, Robertson Global Health Solutions Corporation and Beltway One Development Group LLC dated March 26, 2012

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SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Robertson Global Health Solutions Corporation
Dated: March 29, 2012	By:	/s/ Melissa A. Seeger
	Name:	Melissa A. Seeger
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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